Exhibit 99.1

Stitch Fix Announces Third Quarter Fiscal Year 2021 Financial Results

SAN FRANCISCO, June 7, 2021 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for the third quarter of fiscal year 2021 ended May 1, 2021.

Stitch Fix President and incoming CEO Elizabeth Spaulding said, “In Q3 we delivered $536 million in net revenue, reflecting 44% year-over-year growth, and grew our active client count to more than 4.1 million, reflecting 20% year-over-year growth and our second highest quarter-over-quarter active client additions ever. We’re pleased with our performance this quarter and are excited to meet the needs and enthusiasm of more and more clients as the world continues to reopen and the apparel retail backdrop improves. As we look ahead, we are inspired to be building an ecosystem of personalized shopping experiences, designed with universal appeal, to meet every need and occasion.”

Third Quarter Key Metrics and Financial Highlights
•Net revenue of $535.6 million, an increase of 44% year over year
•Active clients of 4.1 million, an increase of 689,000 or 20% year over year, and 234,000 clients quarter over quarter
•Net revenue per active client of $481, a decrease of 3% year over year, and an increase of 3% quarter over quarter
•Net loss of $18.8 million and diluted loss per share of $0.18
•Adjusted EBITDA of $11.6 million
Third Quarter Business Highlights
•Experienced strong demand for our Fix offering from first-time and reactivated clients that resulted in our second highest quarter over quarter client additions on record
•Increased success rates both year over year as well as quarter over quarter across our Women’s, Men’s and Kids categories
•Scaled availability of Fix Preview to our entire U.K. client base and to over half of our U.S. clients with strong engagement and approximately three quarters of clients opting in, resulting in improved outcomes and higher average order values
•Launched Shop by Category to existing clients, enabling them to easily shop by department, trend or their favorite brands and enjoy personalized recommendations within each Category
Financial Outlook
Our financial outlook for the fourth quarter and full year of fiscal 2021, which ends on July 31, 2021, is as follows:

Q4’21
Net Revenue	$540 million - $550 million	21.8% - 24.0% YoY growth
Adjusted EBITDA	$15 million - $20 million	2.8% - 3.6% margin

FY’21
Net Revenue	$2.070 billion - $2.080 billion	20.9% - 21.5% YoY growth
Adjusted EBITDA	$25 million - $30 million	1.2% - 1.4% margin
Conference Call and Webcast Information
Katrina Lake, Founder and Chief Executive Officer of Stitch Fix, Elizabeth Spaulding, President and incoming Chief Executive Officer of Stitch Fix, and Dan Jedda, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing 800-458-4121 in the U.S. or 323-794-2093 internationally, and entering conference code 6182698.

A telephonic replay will be available through Monday, June 14, 2021, at 888-203-1112 or 719-457-0820, passcode 6182698. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix is an online personal styling service that is reinventing the shopping experience by delivering one-to-one personalization to our clients through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since then, we’ve helped millions of women, men, and kids discover and buy what they love through personalized selections of apparel, shoes, and accessories, curated by Stitch Fix stylists and algorithms. For more information about Stitch Fix, please visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results for the fourth quarter and full year of 2021; the momentum of our business; the impact of the COVID-19 pandemic on consumer purchasing behavior; the rate of client migration to our offering; the forecasted continued and lasting shift to online shopping and our ability to capture market share; our expectation that the overall demand for apparel will increase as the broader environment normalizes; our expected conversion and retention of new and existing clients; the success of our direct-buy functionality and the timing and plans for its launch to first time clients; that our new product features, such as direct buy and Fix preview will drive deeper client adoption; that direct buy will expand our ecosystem and fuel client acquisition by unlocking the full addressable apparel market; that the expansion of direct buy will increase client lifetime values; our ability to expand our client base, grow client value sooner, and increase wallet share; our plans to expand our Fix Preview initiative and its impact on client conversion rates, client satisfaction, client retention, keep rate and average order value; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize our service and offerings; and our advertising and marketing plans and whether our investments and initiatives to create personalized advertising will be effective in acquiring, engaging and retaining clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the ongoing COVID-19 pandemic, our responses to the pandemic, the responses of our clients, competitors, suppliers, governmental authorities, and public health officials; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 30, 2021. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	May 1, 2021	August 1, 2020
Assets
Current assets:
Cash and cash equivalents	$124,737	$143,455
Short-term investments	98,189	143,037
Inventory, net	215,628	124,816
Prepaid expenses and other current assets	56,862	55,002
Total current assets	495,416	466,310
Long-term investments	79,621	95,097
Income tax receivable	48,584	742
Property and equipment, net	80,800	70,369
Operating lease right-of-use assets	124,275	132,615
Other long-term assets	5,025	4,296
Total assets	$833,721	$769,429
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$83,098	$85,177
Operating lease liabilities	25,668	24,333
Accrued liabilities	118,659	77,590
Gift card liability	10,608	8,590
Deferred revenue	19,985	13,059
Other current liabilities	6,176	3,406
Total current liabilities	264,194	212,155
Operating lease liabilities, net of current portion	127,922	140,175
Other long-term liabilities	12,223	16,062
Total liabilities	404,339	368,392
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	406,891	348,750
Accumulated other comprehensive income (loss)	3,276	2,728
Retained earnings	19,213	49,557
Total stockholders’ equity	429,382	401,037
Total liabilities and stockholders’ equity	$833,721	$769,429

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020
Revenue, net	$535,589	$371,726	$1,530,099	$1,268,325
Cost of goods sold	289,199	220,115	847,915	713,225
Gross profit	246,390	151,611	682,184	555,100
Selling, general, and administrative expenses	270,609	197,666	766,287	592,497
Operating income (loss)	(24,219)	(46,055)	(84,103)	(37,397)
Interest (income) expense	(444)	(1,372)	(2,247)	(4,502)
Other (income) expense, net	(395)	569	(83)	1,431
Income (loss) before income taxes	(23,380)	(45,252)	(81,773)	(34,326)
Provision (benefit) for income taxes	(4,534)	(11,349)	(51,429)	(11,676)
Net income (loss)	$(18,846)	$(33,903)	$(30,344)	$(22,650)
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	(299)	994	(1,350)	1,069
Foreign currency translation	307	(1,773)	1,898	633
Total other comprehensive income (loss), net of tax	8	(779)	548	1,702
Comprehensive income (loss)	$(18,838)	$(34,682)	$(29,796)	$(20,948)
Net income (loss) attributable to common stockholders:
Basic	$(18,846)	$(33,903)	$(30,344)	$(22,650)
Diluted	$(18,846)	$(33,903)	$(30,344)	$(22,650)
Earnings (loss) per share attributable to common stockholders:
Basic	$(0.18)	$(0.33)	$(0.29)	$(0.22)
Diluted	$(0.18)	$(0.33)	$(0.29)	$(0.22)
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	106,696,220	102,650,155	105,457,907	102,084,729
Diluted	106,696,220	102,650,155	105,457,907	102,084,729

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Nine Months Ended
	May 1, 2021	May 2, 2020
Cash Flows from Operating Activities
Net income (loss)	$(30,344)	$(22,650)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	—	(12,307)
Inventory reserves	6,422	18,383
Stock-based compensation expense	73,486	47,475
Depreciation, amortization, and accretion	21,933	16,264
Other	(1,863)	615
Change in operating assets and liabilities:
Inventory	(96,981)	(65,200)
Prepaid expenses and other assets	(3,907)	(4,481)
Income tax receivable	(47,842)	—
Operating lease right-of-use assets and liabilities	(1,256)	1,728
Accounts payable	(3,482)	(7,569)
Accrued liabilities	40,914	1,192
Deferred revenue	6,913	2,692
Gift card liability	2,018	1,661
Other liabilities	(1,073)	1,709
Net cash provided by (used in) operating activities	(35,062)	(20,488)
Cash Flows from Investing Activities
Purchases of property and equipment	(23,690)	(18,651)
Purchases of securities available-for-sale	(148,999)	(191,894)
Sales of securities available-for-sale	73,863	26,286
Maturities of securities available-for-sale	132,999	132,082
Net cash provided by (used in) investing activities	34,173	(52,177)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	22,741	6,236
Payments for tax withholding related to vesting of restricted stock units	(42,030)	(7,884)
Net cash provided by (used in) financing activities	(19,289)	(1,648)
Net increase (decrease) in cash and cash equivalents	(20,178)	(74,313)
Effect of exchange rate changes on cash	1,460	221
Cash and cash equivalents at beginning of period	143,455	170,932
Cash and cash equivalents at end of period	$124,737	$96,840
Supplemental Disclosure
Cash paid for income taxes	$232	$117
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$6,391	$4,338
Capitalized stock-based compensation	$3,944	$1,701
Leasehold improvements paid by landlord	$—	$7,406

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest (income) expense and other (income) expense, net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our tax provision (benefit), which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision (benefit) for income taxes, other (income) expense, net, depreciation and amortization, and stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in thousands)	May 1, 2021	May 2, 2020	May 1, 2021	May 2, 2020
Net income (loss)	$(18,846)	$(33,903)	$(30,344)	$(22,650)
Add (deduct):
Interest (income) expense	(444)	(1,372)	(2,247)	(4,502)
Provision (benefit) for income taxes	(4,534)	(11,349)	(51,429)	(11,676)
Other (income) expense, net	(395)	569	(83)	1,431
Depreciation and amortization	7,049	5,788	20,172	16,558
Stock-based compensation expense	28,802	19,594	73,486	47,475
Adjusted EBITDA	$11,632	$(20,673)	$9,555	$26,636

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by (used in) operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Nine Months Ended
(in thousands)	May 1, 2021	May 2, 2020
Free cash flow reconciliation:
Cash flows provided by (used in) operating activities	$(35,062)	$(20,488)
Deduct:
Purchases of property and equipment	(23,690)	(18,651)
Free cash flow	$(58,752)	$(39,139)
Cash flows provided by (used in) investing activities	$34,173	$(52,177)
Cash flows provided by (used in) financing activities	$(19,289)	$(1,648)
Operating Metrics

	May 1, 2021	January 31, 2021	October 31, 2021	August 1, 2020	May 2, 2020
Active clients (in thousands)	4,107	3,873	3,763	3,522	3,418
Net revenue per active client(1)	$481	$467	$467	$486	$498

(1) Fiscal year 2019 was a 53-week year, with the extra week occurring in the quarter ended August 3, 2019. Therefore, net revenue per active client for the quarter ended May 2, 2020, includes the impact of the extra week of revenue.
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period.

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com